UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2009

Endocare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Technology Drive
Irvine, California 92618
(Address of principal executive offices)
949-450-5400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Item 3.03 below is incorporated by reference herein.
Item 3.03 Material Modification to Rights of Security Holders.
On June 8, 2009, Endocare, Inc. (the “Company”) entered into Amendment No. 3 to Rights Agreement, dated June 8, 2009 (the “Amendment”), between the Company and Computershare Trust Company, N.A., as successor rights agent, which amended the Rights Agreement, dated March 31, 1999, between the Company and U.S. Stock Transfer Corporation (as previously amended, the “Rights Agreement”).
The Amendment excludes from the definition of “Acquiring Person” in the Rights Agreement, HealthTronics, Inc., a Georgia corporation (“HealthTronics”), HT Acquisition, Inc., a Delaware corporation (“HT Acquisition”), and any other wholly owned subsidiary of HealthTronics solely to the extent that shares of the Company’s common stock are purchased pursuant to and in accordance with that certain Agreement and Plan of Merger, dated as of June 7, 2009, by and among the Company, HT Acquisition and HealthTronics (as such agreement may be amended from time to time in accordance with its terms), and provides for certain other related revisions.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Amendment No. 3 to Rights Agreement, dated June 8, 2009, between the Company and Computershare Trust Company, N.A., as successor Rights Agent to U.S. Stock Transfer Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
Date: June 9, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 3 to Rights Agreement, dated June 8, 2009, between the Company and Computershare Trust Company, N.A., as successor Rights Agent to U.S. Stock Transfer Corporation.